Exhibit 99.1

Saia Provides Interim Third Quarter LTL Operating Data

JOHNS CREEK, GA. – August 15, 2023 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, is providing LTL shipment and tonnage data for July and for August through August 14, 2023. In July 2023, compared to July 2022, final LTL shipments per workday increased 6.0%, LTL tonnage per workday increased 3.4% and LTL weight per shipment declined 2.4% to 1,401 pounds. Through August 14, 2023, compared to August 2022, LTL shipments per workday increased 13.0%, LTL tonnage per workday increased 6.0% and LTL weight per shipment declined 6.2% to 1,342 pounds.

Actual third quarter and annual shipments, tonnage and weight per shipment could differ materially from the data expressed in this press release, including by reason of the risk factors included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in other filings with the Securities and Exchange Commission. The information herein speaks as of the date of this press release and is subject to change. Saia is under no obligation, and expressly disclaims any obligation to update or alter such information, whether as a result of new information, future events, or otherwise, except as required by law.

Saia, Inc. (Nasdaq: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 192 terminals with service across 45 states. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in operating expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (10) failure to keep pace with technological developments; (11) labor relations, including the adverse impact should a portion of our workforce become unionized; (12) cost, availability and resale value of real property and revenue equipment; (13) supply chain disruption and delays on new equipment delivery; (14) capacity

Saia, Inc. Third Quarter LTL Operating Data

and highway infrastructure constraints; (15) risks arising from international business operations and relationships; (16) seasonal factors, harsh weather and disasters caused by climate change; (17) economic declines in the geographic regions or industries in which our customers operate; (18) the creditworthiness of our customers and their ability to pay for services; (19) our need for capital and uncertainty of the credit markets; (20) the possibility of defaults under our debt agreements, including violation of financial covenants; (21) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (22) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (23) dependence on key employees; (24) employee turnover from changes to compensation and benefits or market factors; (25) increased costs of healthcare benefits; (26) damage to our reputation from adverse publicity, including from the use of or impact from social media; (27) failure to make future acquisitions or to achieve acquisition synergies; (28) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (29) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (30) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (31) unforeseen costs from new and existing data privacy laws;(32) changes in accounting and financial standards or practices; (33) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic; (34) the conflict between Russia and Ukraine; (35) relations between China and Taiwan; (36) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (37) provisions in our governing documents and Delaware law that may have anti-takeover effects; (38) issuances of equity that would dilute stock ownership; (39) weakness, disruption or loss of confidence in financial or credit markets; and (40) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT:	Saia, Inc.
Douglas Col
Executive Vice President and Chief Financial Officer Investors@saia.com